Exhibit 99.1

CVR ENERGY ANNOUNCES ISSUANCE OF REDEMPTION NOTICE

FOR 10 7/8% SECOND LIEN SENIOR SECURED NOTES DUE 2017

SUGAR LAND, Texas (January 23, 2013) – CVR Energy, Inc. (NYSE: CVI) announced today that its subsidiaries, Coffeyville Resources, LLC (“CRLLC”) and Coffeyville Finance Inc. (together with CRLLC, the “Issuers”), have issued a redemption notice for the redemption in cash of all of their $222,750,000 outstanding 10 7/8% Second Lien Senior Secured Notes due 2017 (the “Notes”). On February 22, 2013 (the “Redemption Date”), the Issuers will redeem all Notes then outstanding at a redemption price of 100% of the principal amount thereof, plus an applicable premium (as defined in the indenture governing the Notes), plus accrued and unpaid interest to, but not including, the Redemption Date.

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About CVR Energy, Inc.

Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries through its holdings in two limited partnerships, CVR Refining, LP and CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own a majority of the common units representing limited partner interests of CVR Refining and CVR Partners.

Forward-Looking Statements

This news release contains forward-looking statements, including without limitation including statements related to the redemption. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These risks and uncertainties may include, but are not limited to, the risk factors and other disclosures included in our Annual Report on Form 10-K for the year ended Dec. 31, 2011, and any subsequently filed quarterly reports on Form 10-Q. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof.

For further information, please contact:

Investor Relations:

Jay Finks

CVR Energy, Inc.

281-207-3588

InvestorRelations@CVREnergy.com

Media Relations:

Angie Dasbach

CVR Energy, Inc.

913-982-0482

MediaRelations@CVREnergy.com